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                                                              Exhibit 99.B(m)(2)

                                     FORM OF
                                    AMENDMENT
                            DATED [FEBRUARY 17, 2006]
                                       TO
                                DISTRIBUTION PLAN
                          BETWEEN RYDEX VARIABLE TRUST
                          AND RYDEX DISTRIBUTORS, INC.,
                             DATED FEBRUARY 14, 2003

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                                     FORM OF
                                  AMENDMENT TO
                                    EXHIBIT A
                                       TO
                                DISTRIBUTION PLAN
                             DATED FEBRUARY 14, 2003
                                     BETWEEN
                              RYDEX VARIABLE TRUST
                                       AND
                            RYDEX DISTRIBUTORS, INC.

The following amendment is made to EXHIBIT A of the Distribution Plan between Rydex Variable Trust (the "Trust") and Rydex Distributors, Inc., as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the
Agreement:

EXHIBIT A of the Agreement is amended, effective [February 17, 2006], to read as follows:

                                    EXHIBIT A

              DATED APRIL 11, 2003, AS AMENDED [FEBRUARY 17, 2006]

                              RYDEX VARIABLE TRUST
                                DISTRIBUTION FEES

FUNDS

CLS AdvisorOne Amerigo VT Fund
CLS AdvisorOne Clermont VT Fund
CLS ADVISORONE BEROLINA FUND

DISTRIBUTION FEES

Distribution Services...twenty-five basis points (.25%)

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CALCULATION OF FEES

Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.